UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

Canterbury Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53681	98-0599680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

69 Stanley Point Road, Devonport, Auckland, New Zealand 0624
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (69) 9 445-6338

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[     ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[     ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[     ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

     The Board of Directors of Canterbury Resources, Inc., a Nevada corporation (the “Company”) previously approved a stock dividend of four shares of common stock of the Company for each share of common stock issued and outstanding, subject to necessary regulatory processing and approval by the Financial Industry Regulatory Authority (“FINRA”). The Company has received approval from FINRA to proceed with the stock dividend on August 27, 2012. In accordance with the proposed stock dividend, the Company issued a dividend of four shares of common stock of the Company for each share of common stock issued and outstanding as of the record date of August 27, 2012 (the “Stock Dividend”). The payment date for the Stock Dividend is August 27, 2012.

     The Stock Dividend will increase the number of the Company’s issued and outstanding common stock to 23,750,000, from the current 4,750,000. The Stock Dividend will not affect the number of the Company’s authorized common stock or its par value, which remain at 650,000,000 and $0.001 par value per share, respectively.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY RESOURCES, INC.

Dated: August 27, 2012	/s/ Vincent Espiritu
Vincent Espiritu
Chief Executive Officer and President